UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 5, 2013
LIPOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35792	56-1879288
(Commission File No.)	(IRS Employer Identification No.)

2500 Sumner Boulevard
Raleigh, NC 27616
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (919) 212-1999
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Appointment of J. Robert Hurley as Director

On August 5, 2013, the Board of Directors of LipoScience, Inc. (the “Registrant”) appointed Mr. J. Robert Hurley as a director of the Registrant. Mr. Hurley will serve as a Class I director whose term will expire at the Registrant's 2016 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Hurley and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Hurley and any of our other directors or executive officers. Mr. Hurley has also been named as the chairman of the Compensation Committee of the Registrant's Board of Directors.

Mr. Hurley will be compensated in accordance with the Registrant's non-employee director compensation policy. He will receive an annual retainer of $35,000 for serving on the Board of Directors and an additional annual retainer of $7,500 for serving as chairman of the Compensation Committee of the Board of Directors. The cash retainers will be paid quarterly at the beginning of each calendar quarter, beginning October 1, 2013, and Mr. Hurley will be paid pro rated amounts of such retainers for the period from August 5, 2013 through September 30, 2013.

In addition to cash fees, Mr. Hurley received initial equity awards under the Registrant's 2012 Equity Incentive Plan upon his appointment, such awards having a total value equal to $55,000 as of August 5, 2013, the date of grant. As a newly elected director, Mr. Hurley was awarded 2,477 restricted stock units, which is equal to $13,750 (25% of the $55,000 total value) divided by $5.55 per share, the closing price of the Registrant's common stock on the date of grant, and a stock option to purchase 14,864 shares of the Registrant's common stock, which is equal to $41,250 (75% of the $55,000 total value) divided by $5.55 per share, the closing price of the Registrant's common stock on the date of grant, further divided by 50%, as set forth in the non-employee director compensation policy. Each of these annual equity awards will vest in two equal annual installments, on August 5, 2014 and August 5, 2015, in each case subject to Mr. Hurley's continued service with the Registrant as of each vesting date.

In addition to the initial equity award, Mr. Hurley also received a prorated annual equity award under the Registrant's 2012 Equity Incentive Plan for serving as a director. Such award had a total value of $27,500, representing the full annual award value of $30,000 reduced for one full calendar month that has elapsed since the 2013 Annual Meeting of Stockholders. Mr. Hurley was awarded 1,238 restricted stock units, which is equal to $6,875 (25% of the $27,500 total value) divided by $5.55 per share, the closing price of the Registrant's common stock on the date of grant, and a stock option to purchase 7,432 shares of the Registrant's common stock, which is equal to $20,625 (75% of the $27,500 total value) divided by $5.55 per share, the closing price of the Registrant's common stock on the date of grant, further divided by 50%, as set forth in the non-employee director compensation policy. Each of these annual equity awards will vest in four installments, with a prorated portion of each award vesting on September 14, 2013 and the remainder vesting in equal installments on each of December 14, 2013, March 14, 2014 and June 14, 2014, in each case subject to Mr. Hurley's continuous service with the Registrant as of each vesting date.

Mr. Hurley will be eligible to receive additional annual equity awards, on each date of the Registrant's annual meeting of stockholders, in accordance with the non-employee director compensation policy.

Item 7.01.    Regulation FD Disclosure.
On August 8, 2013, the Registrant issued a press release announcing the appointment of Mr. Hurley to the Board of Directors of the Registrant. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated August 8, 2013, “LipoScience Announces Two New Members of Board of Directors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2013

LIPOSCIENCE, INC.

By:	/s/ LUCY G. MARTINDALE
Lucy G. Martindale
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release, dated August 8, 2013, “LipoScience Announces Two New Members of Board of Directors.”

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